         EL CONQUISTADOR
RATIO OF EARNINGS TO FIXED CHARGES                               ENDING MARCH 31,
                                       ----------------------------------------------------------------------------------------
                                            FISCAL              FISCAL          FISCAL            FISCAL               FISCAL
                                             1994                1995            1996              1997                 1998
             EARNINGS                      AUDITED             AUDITED         AUDITED           AUDITED             UNAUDITED
             --------
                                       ----------------------------------------------------------------------------------------
   PRETAX INCOME (LOSS) FROM                $(10,047,684)       $(27,476,720)    $(12,241,033)     $(9,403,173)     $(7,936,178)
      CONTINUING OPERATIONS

  CURRENT PERIOD AMORTIZATION OF
INTEREST CAPITALIZED IN PREVOIUS PERIODS        $236,328         $   237,320      $   237,343      $   237,343     $    237,343

         INTEREST EXPENSE                    $ 5,297,771         $16,136,755      $17,021,764      $17,162,132     $ 17,228,735

LESS INTEREST CAPITALIZED DURING PERIOD      $   (49,623)        $    (1,138)     $         0      $         0     $          0

NET AMORTIZATION OF DEBT ISSUANCE            $   742,822         $   978,007      $   978,012      $   978,002     $    978,007

         INTEREST PORTION
        OF RENTAL EXPENSE                    $         0         $         0      $         0      $         0     $          0

             EARNINGS                        $(3,820,386)       $(10,125,776)     $ 5,996,086      $ 8,974,304     $ 10,507,907
                                            ------------          ----------    ------------        ----------      -----------

          FIXED CHARGES
         INTEREST EXPENSE                    $ 5,297,771         $  16,136,755      $17,021,764    $17,162,132      $17,228,735



NET AMORTIZATION OF DEBT ISSUANCE            $   742,822          $    978,007      $   978,012    $   978,002      $   978,007

         INTEREST PORTION
        OF RENTAL EXPENSE                    $         0          $          0      $         0    $         0      $         0
                                            ------------           ------------      ----------     ----------      -----------
       TOTAL FIXED CHARGES                   $ 6,040,593          $ 17,114,762      $17,999,776    $18,140,134      $18,206,742


RATIO OF EARNINGS TO FIXED                  $(9,860,979)          $(27,240,538)    $(12,003,690)   $(9,165,830)     $(7,698,835)
  CHARGES(1)                                -----------            ------------    -------------   ------------     -----------

(1) Earnings were insufficient to cover fixed charges by the amount set forth.

         EL CONQUISTADOR
RATIO OF EARNINGS TO FIXED CHARGES                               ENDING DEC 31,
                                          -------------------------------------------------
                                                  9 MONTHS                  9 MONTHS
                                                   DEC 96                    DEC 97
             EARNINGS                            UNAUDITED                 AUDITED
             --------
                                         --------------------------------------------------
   PRETAX INCOME (LOSS) FROM                       $ (14,810,798)           $   (15,042,122)
      CONTINUING OPERATIONS

  CURRENT PERIOD AMORTIZATION OF
INTEREST CAPITALIZED IN PREVOIUS PERIODS           $     178,007            $       178,007

         INTEREST EXPENSE                          $  12,691,707            $    13,156,711

LESS INTEREST CAPITALIZED DURING PERIOD            $           0

NET AMORTIZATION OF DEBT ISSUANCE                  $     733,509             $      733,509

         INTEREST PORTION
        OF RENTAL EXPENSE                          $           0             $            0

             EARNINGS                              $  (1,207,575)            $     (973,895)
                                                       ---------                  ---------

          FIXED CHARGES
         INTEREST EXPENSE                          $  12,691,707             $   13,156,711



NET AMORTIZATION OF DEBT ISSUANCE                  $     733,509             $      733,502

         INTEREST PORTION
        OF RENTAL EXPENSE                          $           0             $            0
                                                     -----------                 ----------
       TOTAL FIXED CHARGES                         $  13,425,216             $   13,890,213

RATIO OF EARNINGS TO FIXED CHARGES(1)              $ (14,632,791)            $  (14,864,107)
                                                   ----------------------------------------


(1) Earnings were insufficient to cover fixed charges by the amount set forth.

         EL CONQUISTADOR
RATIO OF EARNINGS TO FIXED CHARGES             ENDING SEPTEMBER 30,
                                       ----------------------------------------------
                                                     9 MONTHS             9 MONTHS
                                                   SEPTEMBER 97         SEPTEMBER 98
             EARNINGS                                UNAUDITED            UNAUDITED
             --------
                                       ----------------------------------------------
   PRETAX INCOME (LOSS) FROM                 $(5,080,486)               $  (126,000)
      CONTINUING OPERATIONS

  CURRENT PERIOD AMORTIZATION OF
INTEREST CAPITALIZED IN PREVOIUS PERIODS     $   178,007                $   178,007

         INTEREST EXPENSE                    $13,231,161                $12,159,106

LESS INTEREST CAPITALIZED DURING PERIOD

NET AMORTIZATION OF DEBT ISSUANCE            $   733,496                $   795,247

         INTEREST PORTION
        OF RENTAL EXPENSE                    $         0

             EARNINGS                        $ 9,062,176                $13,006,360
                                              ----------                 ----------

          FIXED CHARGES
         INTEREST EXPENSE                    $13,231,161                $12,159,106



NET AMORTIZATION OF DEBT ISSUANCE            $   733,496                $   795,247

         INTEREST PORTION
        OF RENTAL EXPENSE                    $         0                $         0
                                              ----------                 ----------
       TOTAL FIXED CHARGES                   $13,964,657                $12,954,353


RATIO OF EARNINGS TO FIXED CHARGES           $(4,902,461)(1)               1.0
                                             ---------------               ---
                                                                           TO 1
                                   -------------------------  ---------------------


(1) Earnings were insufficient to cover fixed charges by the amount set forth.


         EL CONQUISTADOR
RATIO OF EARNINGS TO FIXED CHARGES                                   PROFORMA  P/L
                                           -----------------------------------------------------------------
                                                    PROFORMA               PROFORMA            PROFORMA
                                                   12 MONTH                9 MONTH              9 MONTH
             EARNINGS                             1998 FISCAL             DEC 1997            SEPTEMBER 98
             --------                      -----------------------------------------------------------------
   PRETAX INCOME (LOSS) FROM                      $ 5,398,889             $(5,913,178)        $  9,362,735
      CONTINUING OPERATIONS

  CURRENT PERIOD AMORTIZATION OF
INTEREST CAPITALIZED IN PREVOIUS PERIODS          $   237,343            $    178,007         $    178,007

         INTEREST EXPENSE                         $10,750,176            $  8,062,632         $  8,062,632

LESS INTEREST CAPITALIZED DURING PERIOD

NET AMORTIZATION OF DEBT ISSUANCE                 $   166,667            $    125,000         $    125,000

         INTEREST PORTION
        OF RENTAL EXPENSE

             EARNINGS                             $16,553,075            $  2,452,461         $ 17,728,374
                                                  -----------               ---------           ----------

          FIXED CHARGES
         INTEREST EXPENSE                         $10,750,176            $  8,062,632         $  8,062,632



NET AMORTIZATION OF DEBT ISSUANCE                 $   166,667             $  125,000          $   125,000

         INTEREST PORTION
        OF RENTAL EXPENSE                         $         0             $        0          $         0
                                                   ----------              ---------            ---------
       TOTAL FIXED CHARGES                        $10,916,843             $8,187,632          $ 8,187,632


RATIO OF EARNINGS TO FIXED CHARGES                     1.5               $(5,735,171)(1)          2.2
                                                       ---                                        ---
                                                       TO 1                                       TO 1
                                                 -----------------------------------------------------------



(1) Earnings were insufficient to cover fixed charges by the amount set forth.